LeTourneau Technologies, Inc. Savings and Investment Plan

Exhibit 23.1 Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-25125 of Rowan Companies, Inc. on Form S-8 of our report dated June 27, 2011, relating to the financial statements of the LeTourneau Technologies, Inc. Savings and Investment Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2010.

/s/ McConnell & Jones LLP

Houston, Texas
June 27, 2011